As filed with the Securities and Exchange Commission on October 5, 2009

Registration No. 333-160828

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Palm, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	94-3150688
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

950 W. Maude Avenue

Sunnyvale, California 94085

(Address, including zip code of Registrant’s principal executive offices)

Amended and Restated 1999 Stock Plan

Amended and Restated 1999 Employee Stock Purchase Plan

(Full title of the plan)

Mary E. Doyle, Esq.

Palm, Inc.

950 W. Maude Avenue

Sunnyvale, California 94085

(408) 617-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen W. Fackler, Esq.

Gibson, Dunn & Crutcher LLP

1881 Page Mill Road

Palo Alto, CA 94304

(650) 849-5300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☑

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SHARES

On September 30, 2009, the shareholders of the registrant approved the 2009 Stock Plan and the 2009 Employee Stock Purchase Plan (the “2009 ESPP”), which will replace the Amended and Restated 1999 Stock Plan (the “1999 Stock Plan”) and the Amended and Restated 1999 Employee Stock Purchase Plan (the “1999 ESPP”). This Post-Effective Amendment No. 1 to the registrant’s Registration Statement No. 333-160828 on Form S-8 filed on July 27, 2009 (the “Registration Statement”), is filed to deregister 6,984,343 shares previously registered that remain available for future grant under the 1999 Stock Plan (the “Stock Plan Shares”), and 1,479,582 shares previously registered that remain available for future grant under the 1999 ESPP (the “ESPP Shares”). The 6,984,343 Stock Plan Shares deregistered by this Post-Effective Amendment No. 1 will be registered by a subsequently filed registration statement on Form S-8 for the 2009 Stock Plan, and the associated registration fee paid by the registrant to register the Stock Plan Shares issuable under the 1999 Stock Plan on the Registration Statement will be carried forward and applied to the registration fee necessary to register shares issuable under the registrant’s 2009 Stock Plan. The 1,479,582 ESPP Shares deregistered by this Post-Effective Amendment No. 1 will be registered by a subsequently filed registration statement on Form S-8 for the 2009 ESPP, and the associated registration fee paid by the registrant to register the ESPP Shares issuable under the 1999 ESPP on the Registration Statement will be carried forward and applied to the registration fee necessary to register shares issuable under the registrant’s 2009 ESPP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 2nd day of October, 2009.

PALM INC.

By:	/S/ DOUGLAS C. JEFFRIES
Douglas C. Jeffries
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* Jonathan J. Rubinstein	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	October 2, 2009

* Douglas C. Jeffries	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 2, 2009

* Fred D. Anderson	Director	October 2, 2009

* Gordon A. Campbell	Director	October 2, 2009

* Rajiv Dutta	Director	October 2, 2009

* Robert C. Hagerty	Director	October 2, 2009

* Roger B. McNamee	Director	October 2, 2009

* D. Scott Mercer	Director	October 2, 2009

* By:	/S/ DOUGLAS C. JEFFRIES
Name: Douglas C. Jeffries
As Attorney-In-Fact